SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: December 18, 2001
(Date of earliest event reported)

Virginia Electric and Power Company
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	1-2255 (Commission File Number)	54-0418825 (I.R.S. Employer Identification No.)

701 East Cary Street
Richmond, Virginia 23219-3932
(804) 819-2000
(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure

On December 18, 2001, the Virginia State Corporation Commission (Virginia Commission) ordered Virginia Electric and Power Company (the Company) to operate under a plan of functional separation by division. Under the approved plan, the Company will maintain its electric transmission and distribution operations in a regulated division of the Company, and will operate its generation assets in a separate non-regulated division, in keeping with the Virginia Electric Utility Restructuring Act's provision that deregulates generation as of January 1, 2002. The Order left open the possibility that the generation assets of the Company may in the future be placed into a separate affiliate. On January 17, 2002, the Company filed a Notice of Appeal with the Virginia Commission.

Item 7. Financial Statements and Exhibits

(c) Exhibits
99	Order on Functional Separation by the Virginia State Corporation Commission.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIRGINIA ELECTRIC AND POWER COMPANY
Registrant

/s/Patricia A. Wilkerson
Patricia A. Wilkerson
Vice President and Corporate Secretary

Date: January 18, 2002